UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2012

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	001-34144	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On June 8, 2012, the annual meeting of shareholders of Cubic Energy, Inc. (the “Company”) was held.  Six directors were elected to serve until the Company’s next annual meeting and until their respective successors have been elected and qualified.  The vote for such directors was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Calvin A. Wallen, III	23,130,310	17,338,450	30,453,489
Gene C. Howard	23,130,296	17,338,464	30,453,489
Bob L. Clements	23,127,396	17,341,364	30,453,489
Jon S. Ross	23,110,130	17,358,630	30,453,489
David B. Brown	22,660,206	17,808,554	30,453,489
Paul R. Ferretti	22,880,396	17,588,364	30,453,489

In addition, the shareholders approved an amendment to the Company’s  Amended and Restated Certificate of Formation to increase the authorized number of shares of common stock from 120,000,000 to 200,000,000, by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
67,301,424	3,503,706	117,119	-0-

Finally, the shareholders ratified the appointment of Philip Vogel & Co., PC as the Company’s independent registered public accountant for the Company’s fiscal year ending June 30, 2012, by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
46,690,133	24,199,170	32,946	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2012	CUBIC ENERGY, INC.

	By:	/s/Jon S. Ross
Jon S. Ross, Secretary